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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

AmREIT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by AmREIT
Pursuant to Rule 14a-6(b)
of the Securities Exchange Act of 1934

SHAREHOLDER NOTICE:

     AmREIT inadvertently omitted to attach a copy of its Audit Committee Charter (the “Charter”) to its definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2005. Attached hereto, pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934, as amended, is a copy of the Charter.

AUDIT COMMITTEE CHARTER

PURPOSES:

The purposes of the Audit Committee (the “Committee”) of the Board of Trust Managers (“Board”) of AmREIT (the “Company”) are as follows:

     1. To assist Board oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the independent auditors and the Company’s internal audit function.

     2. To prepare the report of the Committee for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

MEMBERSHIP:

The Committee shall be comprised of three (3) or more members of the Board. The Committee shall be organized in compliance with rules and listing standards established by the American Stock Exchange, Inc. (“AMEX”) from time to time and applicable SEC rules. The Board shall appoint members of the Committee for one-year terms and members shall serve at the pleasure of the Board. The Board shall designate one of the Committee members to serve as chairman of the Committee. No member of the Committee may receive any compensation from the Company other than trust managers’ fees. Committee members shall have the following qualifications:

     1. Each member of the Committee shall be “independent” as determined by the Board in its business judgment in accordance with standards established by the AMEX from time to time.

     2. Each member of the Committee shall be “financially literate” (or become so within a reasonable time after his or her appointment to the Committee), as such qualification is interpreted by the Board in its business judgment in accordance with standards established by the AMEX from time to time.

     3. At least one member of the Committee shall have such attributes relating to financial expertise as the Board determines in its business judgment satisfy standards set forth in rules and listing standards in AMEX and the rules and regulations established by the SEC from time to time.

DUTIES AND RESPONSIBILITIES:

The Committee has the following duties and responsibilities:

     A. To retain and terminate the Company’s independent auditors (subject, if applicable, to shareholder ratification).

     B. At least annually, to obtain and review a report by the independent auditors describing (1) the auditing firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditor and the Company.

     C. To review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors and present the Committee’s conclusions with respect to the independent auditors to the full Board

     D. To ensure that the lead audit partner does not serve in that capacity for more than five years and consider whether the audit firm itself should be changed periodically.

     E. To discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

     F. To receive reports from the Company’s Chief Executive Officer and Chief Financial Officer of (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

     G. To review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, and to review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

     H. To review in advance of distribution all dividends and earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

     I. To review any accounting adjustments that were noted or proposed by the auditor but were “passed” (including similar adjustments that were passed because individually they were not material); any communications between the audit team and the audit firm’s national office

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respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the auditing firm to the Company

     J. To review and approve the Company’s hedging policy and execution of hedging transactions.

     K. To review and approve the Company’s credit loss reserve policy and establishment of reserves on a quarterly basis.

     L. On behalf of the Board of Trust Managers, to authorize transactions in which the Company or any subsidiary incurs indebtedness (for this purpose, a guarantee by the Company or any subsidiary of the financial obligations of another person shall be deemed to be an incurrence of indebtedness), or refinances any indebtedness, in an amount greater than $30 million but less than $50 million in any transaction or series of related transactions.

     M. On behalf of the Board of Trust Managers, to authorize such other capital markets transactions or other transactions, and such other matters, as the Board may request.

     N. As appropriate, to obtain advice and assistance from outside legal, accounting or other advisors.

     O. To discuss policies with respect to risk assessment and risk management.

     P. To review the adequacy of management information systems, internal accounting and financial controls.

     Q. To meet separately, on a periodic basis, with Company personnel responsible for the internal audit function and with independent auditors.

     R. To review with the independent auditor any audit problems or difficulties and management’s response.

     S. To establish policies regarding hiring employees or former employees of the independent auditors.

     T. To review annually internal and external audits, if any, of employees benefit plans and pension plans of the Company (including subsidiaries).

     U. To review annually adequacy of the Company’s insurance.

     V. To review annually adequacy of protection of technology, including physical security, patent and trademark program and proprietary information.

     W. To review annually the policies and procedures relating to compliance with legal and regulatory requirements and the Company’s compliance therewith.

     X. To report regularly to the Board.

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PERFORMANCE EVALUATION REPORT:

The Committee will provide to the Board an annual performance evaluation of the Committee, including an assessment of the performance of the Committee based on the duties and responsibilities set forth in this charter and such other matters as the Committee may determine. The evaluation to the Board may take the form of an oral report by the Committee chairman or any other member of the Committee designated by the Committee to make the report.

DELEGATION TO SUBCOMMITTEE:

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

RESOURCES AND AUTHORITY OF THE COMMITTEE:

The Committee will be given the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit engagements with the independent auditors. The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation (a) to the public accounting firm employed to audit the Company’s financial statements and (b) to any advisors employed by the Committee.

MINUTES:

Minutes will be kept of each meeting of the Committee and will be available to each member of the Board. Any action of the Committee (other than actions for which the Committee has sole authority as set forth herein) shall be subject to revision, modification, rescission, or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission, or alteration.

AMENDMENTS:

This Audit Committee Charter may be amended in whole or in part with the approval of a majority of the Board.

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